Exhibit 1 - Resolutions of the Board of Directors

                                    CERTIFICATION

                           MEMBERS LIFE INSURANCE COMPANY

I, the undersigned, hereby certify that I am a duly appointed Assistant Secretary of MEMBERS Life Insurance Company ("MLIC"), and as such officer, I have access to the company books and records and have authority to make this certification; and

I further certify that at the annual meeting held on June 8, 2015, the MLIC Board of Directors adopted the following resolutions which have not been modified or rescinded and are now in full force and effect:

   RESOLVED, that:

   1. the Board of Directors of MEMBERS Life Insurance Company (the "Company"), establishes separate accounts, pursuant to Iowa Statute 508A.1, designated "Horizon Risk Control Separate Account" and "Horizon Variable Separate Account" (collectively referred to as the "Accounts"), for the following uses and purposes, and subject to the conditions set forth in this Resolution;

   2. the Horizon Risk Control Separate Account and the Horizon Variable Separate Account are established in connection with the issuance by the Company of certain deferred annuity contracts (the "Contracts") that will be registered with the Securities and Exchange Commission ("SEC") such Contracts will be classified as variable annuity contracts and shall constitute a funding medium to support reserves under the Contracts;

   3. the Horizon Risk Control Separate Account shall be a unitized separate account but shall not be registered under the Investment Company Act of 1940 (the "1940 Act"). This Account shall support the investment options described as "Risk Control Accounts" in the Contracts. The Horizon Risk Control Separate Account will have different subaccounts the performance of which is tied to external stock indices (the S&P 500 Index and the EAS MSCFE Index), Each subaccount will be tied to a specific index and will have a unique "cap" and a "floor" that limits gains and losses associated with performance of the index. The portion of the assets of the Separate Account equal to the reserves and other Contract liabilities with respect to such Separate Account will not be chargeable with liabilities arising out of any other business the Company may conduct;

   4. the Horizon Variable Separate Account shall be a unitized separate account that is registered as a unit investment trust under the 1940 Act. This Separate Account shall support the investment options described as "Variable Subaccounts" in the Contracts. The Horizon Variable Separate Account will have subaccounts each of which will invest in an underlying mutual fund. Performance of the Variable Subaccounts will reflect the performance of the underlying mutual fund without limitation on potential gains or losses. The portion of the assets of the Account equal to the reserves and other Contract liabilities with respect to such Account will not be chargeable with liabilities arising out of any other business the Company may conduct;

   5.  the President, or his designee, is authorized to transfer cash from time to time between the Company's general account and the Accounts as deemed necessary or appropriate and consistent with the terms of the Contracts. Persons who have been authorized previously to transfer cash on behalf of the Company are hereby expressly authorized to transfer cash for purposes of this paragraph;
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   6.  the Board of Directors of the Company reserves the right to change the designation of the Accounts to such other designation as it may deem necessary or appropriate;

   7. the President, or his designee (with such assistance from the Company's independent certified public accountants, legal counsel and independent consultants or others as he may require), is authorized and directed to take all action necessary to comply with the 1940 Act, the Securities Exchange Act of 1934, the Securities Act of 1933 (the "1933 Act"), and other applicable federal and state laws including: (a) register the Contracts in such amounts, which may be an indefinite amount, as he may from time to time deem appropriate under the 1933 Act; and (b) file any amendments to registration statements, any undertakings, and any applications for exemptions from the securities laws or other applicable laws as shall be deemed necessary or appropriate;

   8. the President, or his designee is authorized and empowered to prepare, execute and cause to be filed with the SEC on behalf of the Accounts and the Company notifications of registration, registration statements registering the Contracts under the 1933 Act, and any and all amendments to the foregoing on behalf of the Accounts and the Company and on behalf of and as attorneys-in-fact for the principal executive officer and/or the principal financial officer and/or the principal accounting officer and/or any other officer of the Company;

   9. the Company's General Counsel is duly appointed as agent for service and is duly authorized to receive communications and notices from the SEC with respect to any filings on behalf of the Company or the Accounts;

   10. the President, or his designee, is authorized on behalf of the Accounts and on behalf of the Company to take any and all action that each of them may deem necessary or advisable in order to offer and sell the Contracts, including any registrations, exemptive applications, filings and qualifications both of the Company, its officers, agents and employees, and of the Contracts, under the insurance and securities laws of any of the states of the United States of America or other jurisdictions, and in connection therewith to prepare, execute, deliver and file all such applications, reports, covenants, resolutions, applications for exemptions, consents to service of process and other papers and instruments as may be required under such laws, and to take any and all further action which he or legal counsel of the Company may deem necessary or desirable (including entering into whatever agreements and contracts may be necessary) in order to maintain such registrations or qualifications for as long as he or legal counsel deem it to be in the best interests of the Accounts and the Company;

   11. the President, or his designee is authorized in the names of and on behalf of the Accounts and the Company to execute and file irrevocable written consents on the part of the Accounts and of the Company to be used in such states wherein such consents to service of process may be requisite under the insurance or securities laws therein in connection with the registration or qualification of the Contracts and to appoint the appropriate state official, or such other person as may be allowed by insurance or securities laws, agent of the Accounts and of the Company for the purpose of receiving and accepting process;

   12. the President, or his designee, is authorized to execute an agreement or agreements as deemed necessary and appropriate (i) with CUNA Brokerage Services, Inc. ("CBSI") or other qualified entity under which CBSI or such other entity will be appointed principal underwriter and distributor for the Contracts, and (ii) with one or more qualified banks or other qualified entities to provide administrative and/or custody services in connection with the establishment and maintenance of the Accounts and the design, issuance, and administration of the Contracts;

   13. the President, or his designee, is authorized to execute and deliver these agreements and other documents and do such acts and things as may be necessary or desirable to carry out the foregoing resolutions and the intent and purposes thereof; and be it further

RESOLVED, that the foregoing resolution will remain in full force and effect until otherwise revoked by the Board of Directors of the Company; and

RESOLVED, that if any resolution in any form different from, but generally consistent with the foregoing is required, such other resolution shall be deemed to have been duly approved and adopted hereby; and

RESOLVED, that the Company is authorized to seek additional regulatory authority to underwrite, issue, solicit and sell variable annuity products in the various states where the Company is now licensed to conduct its insurance business; and

RESOLVED, that:

   1. the appropriate officers of the Company are authorized on behalf of the Company to develop suitability standards for the guidance of field agents and brokers, as well as Home Office underwriters, for the purpose of dealing with suitability issues affecting applicants and potential applicants for variable annuity products;

   2. the suitability standards shall take into consideration all pertinent factors of potential applicants and at a minimum, require reasonable inquiry of every applicant for a deferred annuity (including any deferred annuities classified as modified guaranteed annuities or variable annuities), so that prior to any recommendation by an agent or broker, a reasonable judgment can be made as to the suitability of the product being offered in light of the applicant's financial situation and needs, as well as the applicant's insurance and investment objectives and provided further, that lapse ratios and other relevant information shall be monitored on a broader scale from time to time, with a view toward determining whether suitability guidelines are, in fact, being utilized as a general business practice among agents and brokers in the field.

WITNESS my hand and the seal of the company this 10th day of June 2015.

/s/ Angela K. Campbell
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Angela K. Campbell, Assistant Secretary
MEMBERS Life Insurance Company

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